Exhibit 10.2

SUBSCRIPTION AGREEMENT

by and between

LUCID GROUP, INC.

and

SMB HOLDING CORPORATION

Dated as of the Date Set Forth in Schedule 1

This SUBSCRIPTION AGREEMENT is dated as of the date set forth on Schedule 1 hereto (this “Agreement”), by and between Lucid Group, Inc., a Delaware corporation (the “Company”), and SMB Holding Corporation, a Delaware corporation (the “Investor”).

WHEREAS, concurrently with the execution of this Agreement, the Company is entering into a Second Vehicle Production Agreement with the Investor (the “Second Vehicle Production Agreement”).

WHEREAS, it is desired that the Company issue to the Investor in a private placement a number of shares set forth in Schedule 1 (the “Placement Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), equal to (i) $200,000,000 in cash (the “Funding Amount”) divided by (ii) the Purchase Price per Placement Share as set forth in Schedule I (the “Purchase Price per Placement Share”).

WHEREAS, the Placement Shares are being offered and sold to the Investor, on the terms and subject to the conditions set forth in this Agreement, without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from the registration requirements under the Securities Act.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article 1
Definitions

Section 1.01.      Definitions. (a)  As used in this Agreement (including the recitals hereto), the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect at least a majority of the members of the board of directors or other governing body of a Person, and the terms “controlled” and “controlling” have correlative meanings.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.03.

“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“Change of Control” has the meaning set forth in Section 5.06.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

“Common Stock” has the meaning set forth in the recitals.

“Company Organizational Documents” means the Company’s Third Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws, each as amended and/or restated from time to time.

“Company SEC Documents” has the meaning set forth in Section 3.08.

“Contract” has the meaning set forth in Section 3.03.

“Effectiveness Date” has the meaning set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Registration Statement” means the Company’s Registration Statement on Form S-3 ASR (File No. 333-282677), including any amendment or supplement thereto and any information deemed to be included or incorporated by reference therein.

“FCPA” has the meaning set forth in Section 3.12.

“Filing Date” has the meaning set forth in Section 8.01.

“Funding Amount” has the meaning set forth in the recitals.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authority” means any government, court, regulatory or administrative agency, arbitrator (public or private), commission or authority, stock exchange or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“Investor Material Adverse Effect” means any effect, change, event or occurrence that would prevent or materially delay, interfere with, hinder or impair the compliance by the Investor with its obligations under this Agreement.

“Judgment” means any order, judgment, injunction, ruling, writ or decree of any Governmental Authority.

“Laws” means all local, state or federal laws, common law, statutes, ordinances, codes, rules or regulations.

“Lock-up Period” has the meaning set forth in Section 5.06.

“Losses” has the meaning set forth in Section 8.04.

“Material Adverse Effect” means any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or management of the Company and its subsidiaries considered as one enterprise.

“Maximum Number of Securities” has the meaning set forth in Section 8.07.

“Money Laundering Laws” has the meaning set forth in Section 3.10.

“Nasdaq” means the Nasdaq Global Select Market.

“Permitted Transferee” has the meaning set forth in Section 5.06.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority.

“Piggyback Registration” has the meaning set forth in Section 8.07.

“Piggyback Registration Statement” has the meaning set forth in Section 8.07.

“Placement” has the meaning set forth in Section 2.01.

“Placement Shares” has the meaning set forth in the recitals.

“Prospectus” has the meaning set forth in Section 8.04.

“Purchase Price per Placement Share” has the meaning set forth in the recitals.

“Registrable Shares” has the meaning set forth in Section 8.02.

“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Shares in a Shelf Registration Statement pursuant to Section 8.01 or a Piggyback Registration pursuant to Section 8.07, and the disposition of such securities, including, without limitation, all registration, filing, securities exchange listing and Nasdaq fees, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, fees of the Financial Industry Regulatory Authority, including, transfer taxes and fees of transfer agents and registrars, all word processing, duplicating and printing expenses, the reasonable and documented fees and out-of-pocket expenses of one counsel for the Investor in connection with the initial filing and effectiveness of the Shelf Registration Statement, and the fees and disbursements of counsel and independent public accountants for the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.

“Registration Period” has the meaning set forth in Section 8.02.

“Representatives” means, with respect to any Person, its officers, directors, principals, partners, managers, members, employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants, other advisors, and other representatives.

“Restraints” has the meaning set forth in Section 6.01.

“Sanctions Laws” has the meaning set forth in Section 3.11.

“SEC” means the Securities and Exchange Commission.

“Second Vehicle Production Agreement” has the meaning set forth in the recitals.

“Securities Act” has the meaning set forth in the recitals.

“Shelf Registration Statement” has the meaning set forth in Section 8.01.

“Suspension Event” has the meaning set forth in Section 8.03.

“Taxes” has the meaning set forth in Section 3.13.

“Underwritten Registration” or “Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwriter” means a securities dealer who purchases any Registrable Shares as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

Article 2
PRIVATE PLACEMENT

Section 2.01.      Private Placement. On the terms of this Agreement and subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the party entitled to the benefit thereof) of the conditions set forth in Article 6, the Investor shall purchase and acquire from the Company, and the Company shall issue, sell and deliver to the Investor, upon the Investor’s payment of the Funding Amount, the Placement Shares (such purchase and issuance, the “Placement”). The amounts set forth on Schedule 1 reflect the actual Purchase Price per Placement Share and the actual number of Placement Shares calculated as set forth in its definition.

Section 2.02.      Closing. (a) Subject to the terms of this Agreement, the closing of the Placement (the “Closing”) shall occur electronically on or about 10:00 a.m., New York City time, no later than the first (1st) Business Day following the date of this Agreement, or such later date as may be mutually agreed by the Investor and the Company (such date, the “Closing Date”);

(b)            At the Closing:

(i)            the Investor shall pay the Funding Amount to the Company by wire transfer in immediately available U.S. federal funds to an account designated by the Company in writing; and

(ii)           the Company shall deliver to the Investor the Placement Shares, in book-entry form, free and clear of all liens, except restrictions imposed by applicable securities Laws and as provided in Section 5.05 and Section 5.06 of this Agreement.

Article 3
Representations and Warranties of the Company

The Company represents and warrants to the Investor, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date):

Section 3.01.      Organization; Good Standing. (a) The Company is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Company’s most recent Annual Report on Form 10-K and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction (to the extent such concept or functional equivalent is applicable in such jurisdiction) in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to have a Material Adverse Effect.

(b)               Subsidiaries. Each of the Company’s subsidiaries is duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization (to the extent such concept or functional equivalent is applicable in such jurisdiction), has the requisite corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Company’s most recent Annual Report on Form 10-K and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent such concept or functional equivalent is applicable in such jurisdiction) in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would reasonably be expected to have a Material Adverse Effect.

Section 3.02.      Description of Capital Stock; Valid Issuance. (a)  The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Existing Registration Statement.

(b)               The Placement Shares, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and will conform to the description thereof in the Existing Registration Statement and the prospectus that forms a part of the Existing Registration Statement.

Section 3.03.      Authority; Non-contravention. (a)  The execution, delivery and performance by the Company of this Agreement has been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the Investor, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b)               Neither the execution and delivery of this Agreement by the Company, nor the performance or compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Company Organizational Documents, or (ii) (x) violate any Law or Judgment (as defined herein) applicable to the Company or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement (each, a “Contract”) to which the Company or any of its subsidiaries, as applicable, is a party or accelerate the Company’s or, if applicable, any of its subsidiaries’ obligations under any such Contract, except in the case of clause (ii), as would not reasonably be expected to have a Material Adverse Effect.

Section 3.04.      Governmental Approvals. Except for (a) the filing with the SEC of the Shelf Registration Statement, (b) filings required under, and compliance with other applicable requirements of, the Securities Act and the Exchange Act, (c) compliance with the rules and regulations of the Nasdaq, including the filing with Nasdaq of a Listing of Additional Shares notice, and (d) compliance with any applicable state securities or “Blue Sky” laws, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not reasonably be expected to have a Material Adverse Effect.

Section 3.05.      Sale of Placement Shares. Assuming the accuracy of the representations and warranties of the Investor set forth in Section 4.05, the sale and issuance of the Placement Shares pursuant to this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act.

Section 3.06.      Investment Company. The Company is not, and will not be, after giving effect to the offer and sale of the Placement Shares and the application of the proceeds from such sale, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.07.      Price Stabilization of Common Stock. The Company has not taken, nor will it take, directly or indirectly, any action designed to stabilize or manipulate the price of the Common Stock to facilitate the sale or resale of the Placement Shares.

Section 3.08.      Company SEC Documents. (a)  The Company has filed with the SEC, during the twelve (12) full calendar months preceding the date of this Agreement, on a timely basis including pursuant to any timely filed notifications of late filings, all required reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Exchange Act (collectively, the “Company SEC Documents”). As of their respective SEC filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and/or the Sarbanes-Oxley Act of 2002 (and the regulations promulgated thereunder), as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates (or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, (i) the Company is a Well-Known Seasoned Issuer as defined in Rule 405 under the Securities Act and is eligible to file a registration statement on Form S-3 ASR, (ii) none of the Company’s subsidiaries is required to file any documents with the SEC, (iii) there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents and (iv) to the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

(b)               The consolidated financial statements of the Company (including all related notes or schedules) included or incorporated by reference in the Company SEC Documents (i) complied as to form, as of their respective dates of filing with the SEC, in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the SEC or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except (x) as may be indicated in the notes thereto or (y) as permitted by Regulation S-X under the Securities Act), and (iii) fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited quarterly financial statements, to normal year-end adjustments).

(c)                The Company has established and maintains effective disclosure controls and procedures and an effective system of internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Since the end of the Company’s most recent audited fiscal year, neither the Company nor, to the knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over and procedures relating to financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data. As of the date hereof, the Company is in compliance in all material respects with the applicable listing requirements and corporate governance rules and regulations of Nasdaq.

Section 3.09.      No Other Investor Representations or Warranties. Except for the representations and warranties expressly set forth in Article 4 hereof or in the Second Vehicle Production Agreement, the Company hereby acknowledges that neither the Investor nor any of its Affiliates or Representatives, nor any other Person, has made or is making any other express or implied representation or warranty to the Company or its Affiliates with respect to the Investor or any of its subsidiaries.

Section 3.10.      Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Act of 2020, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Company conducts business, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

Section 3.11.      OFAC. None of the Company or, to the knowledge of the Company, any Affiliate of the Company or any of the Company’s or its Affiliates’ respective Representatives is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of the Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions Laws”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions Laws; and the Company will not directly or indirectly use the proceeds of the sale of the Placement Shares, or lend, contribute or otherwise make available such proceeds to any joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions Laws or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions Laws. No action, suit, investigation, or proceeding by or before any Governmental Authority involving the Company with respect to Sanctions Laws is pending or, to the knowledge of the Company, threatened.

Section 3.12.      Foreign Corrupt Practices Act. None of the Company or, to the knowledge of the Company, any Affiliate of the Company or any of the Company’s or its Affiliates’ respective Representatives is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, or any other Person, in contravention of the FCPA or any similar applicable Laws (including the U.K. Anti-Bribery Act of 2010) and the Company and, to the knowledge of the Company, its Affiliates have conducted their businesses in compliance with the FCPA and any similar applicable Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, and no action, suit or proceeding by or before any Governmental Authority involving the Company with respect to the FCPA or similar applicable Laws is pending or, to the best knowledge of the Company, threatened.

Section 3.13.      Taxes. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Company and each of its subsidiaries have (1) duly and timely filed (taking into account any valid extension of time within which to file) all tax returns required to be filed by any of them and all such filed tax returns are true, correct and complete and (2) have paid all material taxes that are required to be paid (whether or not shown on any tax return, the “Taxes”) or that the Company or any of its subsidiaries are obligated to withhold from amounts owing to any employee, creditor or other third party, except, in each case, for Taxes that are being contested in good faith in appropriate proceedings or for which adequate reserves have been established in the financial statements included in the Company reports filed prior to the date of this Agreement.

(b)               No deficiency for any amount of Taxes has been proposed or asserted in writing or assessed by any Governmental Authority against the Company or any of its subsidiaries that remains unpaid or unresolved.

(c)                As of the date of this Agreement, there are no pending or, to the Company’s knowledge, threatened in writing any audits, suits, claims, examinations, investigations, proceedings or other administrative or judicial proceedings in respect of Taxes.

Article 4
Representations and Warranties of the Investor

The Investor represents and warrants to the Company, as of the date hereof and as of the Closing Date (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date):

Section 4.01.      Organization; Standing. The Investor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.

Section 4.02.      Authority; Non-contravention. (a)  The Investor has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by the Investor of this Agreement has been duly authorized and approved by all necessary action on the part of the Investor and no further action, approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is necessary to authorize the execution, delivery and performance by the Investor of this Agreement. This Agreement has been duly executed and delivered by the Investor and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by the Bankruptcy and Equity Exception.

(b)               Neither the execution and delivery of this Agreement by the Investor, nor the performance or compliance by the Investor with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of formation, operating agreement or other comparable charter or organizational documents of the Investor, or (ii) (x) violate any Law or Judgment applicable to the Investor or any of its subsidiaries, or (y) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which the Investor or any of its subsidiaries is a party or accelerate the Investor’s or, if applicable, any of its subsidiaries’, obligations under any such Contract, except, in the case of clause (ii), as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.03.      Governmental Approvals. No consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority that would be required to be obtained or made by or on behalf of the Investor is necessary for the execution, delivery and performance of this Agreement by the Investor, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

Section 4.04.      Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection with this Agreement, based upon arrangements made by or on behalf of the Investor or any of its Affiliates.

Section 4.05.      Private Placement Matters. The Investor acknowledges that the offer and sale of the Placement Shares have not been registered under the Securities Act or under any state or other applicable securities Laws. The Investor (a) acknowledges that it is acquiring the Placement Shares pursuant to an exemption from registration under the Securities Act solely for investment with no intention to distribute any of the foregoing to any Person, (b) will not sell, transfer, or otherwise dispose of any of the Placement Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Placement Shares and of making an informed investment decision, (d) is an institutional “accredited investor” (as that term is defined by Rule 501 of the Securities Act), and (e) (1) has been furnished with or has had access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Placement Shares, (2) has had an opportunity to discuss (including by asking questions) with the Company and its Representatives the intended business and financial affairs of the Company and to obtain information necessary to verify any information furnished to it or to which it had access and (3) can bear the economic risk of (i) an investment in the Placement Shares indefinitely and (ii) a total loss in respect of such investment. The Investor has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in, the Placement Shares and to protect its own interest in connection with such investment. The Investor further acknowledges that each Placement Share will constitute a “restricted security” under U.S. securities laws and will contain a legend to that effect in substantially the following form:

“THE OFFER AND SALE OF SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE SUBSCRIPTION AGREEMENT, DATED AS OF APRIL 14, 2026, BY AND BETWEEN THE COMPANY AND THE INVESTOR PARTY (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”

Section 4.06.      No Other Company Representations or Warranties. Except for the representations and warranties expressly set forth in Article 3 hereof or in the Second Vehicle Production Agreement, the Investor hereby acknowledges that neither the Company nor any of its Affiliates or Representatives, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or any of its subsidiaries or their respective businesses, operations, assets, liabilities, condition (financial or otherwise) or prospects. The Investor hereby acknowledges (for itself and on behalf of its Affiliates and Representatives) that it has conducted, to its satisfaction, its own independent investigation of the business, operations, assets and financial condition of the Company and its subsidiaries and, in making its determination to proceed with the transactions contemplated by this Agreement, the Investor has relied on the results of their own independent investigation.

Article 5
Additional Agreements

Section 5.01.      Further Action; Commercially Reasonable Efforts; Filings. Subject to the terms and conditions of this Agreement, each party shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement in accordance with its terms and conditions, including, at the Company’s sole cost and expense, (i) the obtaining of all necessary actions, waivers, registrations, permits, authorizations, orders, consents and approvals from Governmental Authorities, the expiry or early termination of any applicable waiting periods, and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid a legal action or proceeding by, any Governmental Authorities, including appealing any Restraint, (ii) the delivery of required notices to, and the obtaining of required consents or waivers from, any third parties necessary, proper or advisable to consummate the transactions contemplated by this Agreement, and (iii) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement and to fully carry out the purposes of this Agreement.

Section 5.02.      Public Disclosure. The Investor and the Company shall, and shall cause their respective Affiliates to, consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the consent of the other party, which shall not be unreasonably withheld, conditioned or delayed, except as such release or announcement that the Investor or the Company determines, after consultation with external legal counsel, is required by applicable Law, Judgment, court or regulatory process or the rules and regulations of any national securities exchange or national securities quotation system. For the avoidance of doubt, nothing in this Section 5.02 or Section 5.03 shall prevent the Company from making a filing with the SEC on Form 8-K (or other applicable form) relating to the Placement as required by Law. Notwithstanding the foregoing, this Section 5.02 shall not apply to any press release or other public statement made by the Company that does not contain any information relating to the transactions contemplated by this Agreement that has not been previously announced or made public in accordance with the terms of this Agreement and that is made in the ordinary course of business.

Section 5.03.      Confidentiality. Confidentiality provisions of the Mutual Non-Disclosure Agreement, dated as of February 16, 2024, by and between the Investor and the Company, shall apply with respect to any information (including oral, written and electronic information) concerning the Company, its subsidiaries or its Affiliates that may be furnished to the Investor, its Affiliates or their respective Representatives by or on behalf of the Company or any of its Representatives in connection with this Agreement.

Section 5.04.      Tax Matters. The Company shall pay any and all documentary, stamp and similar issuance or transfer tax due on the issuance of the Placement Shares. The Company shall, at its own expense, file all necessary tax returns and other documentation required to be filed by the Company with respect to all such taxes.

Section 5.05.      Delivery of Placement Shares After the Closing. The Company shall deliver, or cause to be delivered, a book-entry statement evidencing the applicable Placement Shares on the date of the issuance.

Section 5.06.      Transfer Restrictions. (a)  The Investor hereby agrees that, during each period beginning on the date of the Closing and ending on the date that is eighteen (18) months after the Closing (a “Lock-up Period”), the Investor will not, without the prior written consent of the Company, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any of the Placement Shares, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Placement Shares, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iii) make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss that results from a decline in the market price of the Common Stock, or (iv) publicly announce any intention to effect any transaction specified in clause (i), (ii) or (iii) (any of the actions specified in clauses (i)-(iv), collectively, a “Transfer”).

(b)               Notwithstanding Section 5.06(a), and subject to the conditions below, the Investor may transfer the Placement Shares without the prior written consent of the Company, provided that in the case of any transfer of the Placement Shares pursuant to clauses (i) through (iv) of this Section 5.06(b), (1) each Permitted Transferee shall agree in writing to be similarly bound by the provisions of this Section 5.06 during the balance of the Lock-Up Period, (2) any such transfer shall not involve a disposition for value, (3) any required public report or filing (including filings under Section 16(a) of the Exchange Act) shall disclose the nature of such transfer and that the Placement Shares remain subject to the terms set forth in this Section 5.06, and (4) the Investor does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)            as a bona fide gift or gifts, including to charitable organizations; or

(ii)           to an Affiliate of the Investor; or

(iii)          to a nominee or custodian of any Person to whom a transfer would be permissible under clauses (i) or (ii) above; or

(iv)          pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of shares of the Company’s capital stock involving a Change of Control (including negotiating and entering into an agreement providing for any such transaction), provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Investor’s Placement Shares shall remain subject to this Section 5.06 (each such person who receives the Placement Shares pursuant to clauses (i) through (iv), a “Permitted Transferee”).

For purposes of Section 5.06, “Change of Control” means the transfer to or acquisition by (whether by tender offer, merger, consolidation, division or other similar transaction), in one transaction or a series of related transactions, a Person or group of affiliated Persons, of the Company’s voting securities if, after such transfer or acquisition, such Person or group of affiliated Persons would beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act) more than ninety percent (90%) of the outstanding voting securities of the Company.

(c)            Any attempted transfer in violation of this Section 5.06 shall be null and void ab initio.

(d)            The Investor agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Placement Shares except in compliance with this Section 5.06.

(e)            Nothing in this Section 5.06 shall prohibit the resale registration set forth in Section 8.01 hereof, including any filings with the SEC related to such resale registration.

Article 6
Conditions to Closing

Section 6.01.      Condition to the Obligations of the Company and the Investor. The respective obligations of each of the Company and the Investor to effect the Closing shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the conditions that (a) no Judgment shall be enacted, promulgated, issued, entered, or threatened by any Governmental Authority and no applicable Law (collectively, “Restraints”) shall be in effect enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement, and (b) the Company and the Investor shall have entered into the Second Vehicle Production Agreement.

Section 6.02.      Conditions to the Obligations of the Company. The obligations of the Company to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)                the representations and warranties of the Investor set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date); and

(b)                the Investor shall have complied with or performed in all material respects its obligations and covenants required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing.

Section 6.03.      Conditions to the Obligations of the Investor. The obligations of the Investor to effect the Closing shall be further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a)                the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same effect as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(b)                the Company shall have complied with or performed in all material respects its obligations and covenants required to be complied with or performed by it pursuant to this Agreement at or prior to the Closing;

(c)                the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for consummation of the Placement;

(d)               no stop order or suspension of trading shall have been imposed by the Nasdaq, the SEC or any other Governmental Authority with respect to the public trading in the Common Stock; and

(e)            the Common Stock shall be listed on the Nasdaq and the Company shall file with Nasdaq a Listing of Additional Shares notice form for the listing of the Placement Shares prior to the Closing.

Article 7
Termination; Survival

Section 7.01.      Termination. This Agreement may be terminated at any time prior to the Closing:

(a)                by the mutual written consent of the Company and the Investor;

(b)                by either the Company or the Investor, if the Second Vehicle Production Agreement has been terminated in accordance with its terms following its execution;

(c)                by either the Company or the Investor, if any Restraint enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(c) shall have used commercially reasonable efforts to cause the conditions to Closing to be satisfied in accordance with Section 5.01;

(d)               by the Investor, if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (ii) shall not have been cured within thirty (30) calendar days following receipt by the Company of written notice of such breach or failure to perform from the Investor stating the Investor’s intention to terminate this Agreement pursuant to this Section 7.01(d) and the basis for such termination; provided that the Investor shall not have the right to terminate this Agreement pursuant to this Section 7.01(d) if the Investor is then in material breach of any of its representations, warranties, covenants or agreements hereunder, which breach would give rise to the failure of any condition set forth in Section 6.02(a) or Section 6.02(b) to be satisfied; or

(e)                by the Company, if the Investor shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (ii) shall not have been cured within thirty (30) calendar days following receipt by the Investor of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 7.01(e) and the basis for such termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.01(e) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder, which breach would give rise to the failure of any condition set forth in Section 6.03(a) or Section 6.03(b) to be satisfied.

Section 7.02.      Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01, written notice thereof shall be given to the other party, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Article 1, Section 5.03, Section 5.06, this Section 7.02, Article 8 and Article 9, all of which shall survive termination of this Agreement), and there shall be no liability on the part of the Investor or the Company or their respective directors, officers and Affiliates, except that no such termination shall relieve any party from liability for damages to another party resulting from a willful and material breach of this Agreement.

Section 7.03.      Survival. Subject to Section 7.02, all of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that (i) non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance or (ii) this Agreement is terminated. The representations and warranties made as of the Closing Date shall survive until the Closing Date and shall then expire. Notwithstanding any other provision set forth in this Agreement, the maximum liability of the Company under or relating to this Agreement to the extent relating to or arising out of any breach of the representations and warranties expressly set forth in this Agreement shall, with respect to any Placement, in no event exceed the aggregate Funding Amount paid by the Investor for the Placement Shares pursuant to this Agreement.

Article 8
Registration Rights

Section 8.01.      The Company shall use commercially reasonable efforts to, at its sole cost and expense, submit or file with the SEC, within 120 calendar days following the Closing Date (the “Filing Date”), a resale shelf registration statement, or a prospectus supplement filed pursuant to the Existing Registration Statement (each, a “Shelf Registration Statement”) (it being agreed that the Shelf Registration Statement shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer at the time of filing), in each case, to register the resale of the Registrable Shares (determined as of two (2) Business Days prior to such filing), and in the event the Shelf Registration Statement does not become effective automatically upon filing, the Company shall use its commercially reasonable efforts, at its sole cost and expense, to have the Shelf Registration Statement declared effective as promptly as practicable after the filing thereof, but, in any event, no later than the earlier of (i) 210 calendar days following the Closing Date and (ii) 270 calendar days after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Shelf Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Registrable Shares in the Shelf Registration Statement are contingent upon the Investor furnishing in writing (which may be via e-mail) to the Company such information regarding the Investor as required by the SEC rules for a Shelf Registration Statement, the securities of the Company held by the Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) and such other information as shall be reasonably requested by the Company to effect to effect the registration of the Registrable Shares, and the Investor shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations as required by the SEC rules, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Shelf Registration Statement during any customary blackout or similar period or as permitted hereunder. For purposes of clarification, any failure by the Company to file the Shelf Registration Statement by the Filing Date or to effect such Shelf Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Shelf Registration Statement as set forth above in this Article 8. Notwithstanding the foregoing, if the SEC prevents the Company from including any or all of the Placement Shares proposed to be registered for resale under the Shelf Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Placement Shares by the applicable stockholders or otherwise, such Shelf Registration Statement shall register for resale such number of Placement Shares which is equal to the maximum number of Placement Shares as is permitted by the SEC. Unless required under applicable laws and SEC rules, in no event shall the Investor be identified as a statutory underwriter in the Shelf Registration Statement; provided, that if the Investor is required to be so identified as a statutory underwriter in the Shelf Registration Statement, the Investor will have an opportunity to withdraw its Registrable Shares from the Shelf Registration Statement.

Section 8.02.      In the case of the registration effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform Investor as to the status of such registration. At its sole cost and expense, the Company shall:

(a)                during the Registration Period (as defined below), except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Shelf Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Shelf Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions. The period of time during which the Placement Shares are Registrable Shares is referred to herein as the “Registration Period”; and as used herein, “Registrable Shares” means any Placement Shares or other securities issued in respect of such Placement Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange, conversion or replacement of such Placement Share or any combination of shares, recapitalization, merger or consolidation, or any other equity securities of the Company issued pursuant to any other pro rata distribution with respect to the Placement Shares, until the earliest to occur of: (A) a Shelf Registration Statement with respect to the sale of such Placement Shares shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged pursuant to such Shelf Registration Statement; (B) such Placement Shares (and other securities issued in respect of such Placement Shares as described above) shall have ceased to be outstanding; and (C) such Placement Shares may be sold without registration pursuant to Rule 144 under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale);

(b)               during the Registration Period, advise the Investor, as promptly as possible, but in any event within five (5) Business Days:

(i)            when a Shelf Registration Statement or any amendment thereto has been filed with the SEC;

(ii)           after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Shelf Registration Statement or the initiation of any proceedings for such purpose;

(iii)          of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(iv)          subject to the provisions in this Agreement, of the occurrence of any event that requires the making of any changes in any Shelf Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Investor of the occurrence of the events listed in (i) through (iv) above constitutes material, nonpublic information regarding the Company;

(c)                during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement as soon as reasonably practicable;

(d)               during the Registration Period, upon the occurrence of any event contemplated in Section 8.02(b)(ii)–(iv) above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Shelf Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Shelf Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to the Investor of the Registrable Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(e)                during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the shares of Common Stock are then-listed;

(f)                during the Registration Period, use its commercially reasonable efforts to allow the Investor to review disclosure specifically regarding the Investor in the Shelf Registration Statement on reasonable advance notice no less than five (5) Business Days; and

(g)               during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Agreement, in connection with the registration of the resale of the Registrable Shares.

Section 8.03.      Notwithstanding anything to the contrary in this Agreement, the Company shall be entitled to delay the filing or postpone the effectiveness of the Shelf Registration Statement, and from time to time to require the Investor not to sell under the Shelf Registration Statement or to suspend the effectiveness thereof, if it reasonably determines, upon the advice of external legal counsel, that in order for the Shelf Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, (ii) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation or consummation, the Company’s board of directors, upon the advice of external legal counsel, reasonably believes would require additional disclosure by the Company in the Shelf Registration Statement of material information that the Company has a bona fide business purpose or legal obligations for keeping confidential and the non-disclosure of which in the Shelf Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of external legal counsel, to cause the Shelf Registration Statement to fail to comply with applicable disclosure requirements, or (iii) in the good faith judgment of the majority of the members of the Company’s board of directors, upon the advice of external legal counsel, such filing or effectiveness or use of such Shelf Registration Statement would be seriously detrimental to the Company, and the majority of the members of the Company’s board of directors concludes as a result that it is essential to defer such filing (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Shelf Registration Statement on more than two (2) occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days in each case during any twelve (12)-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event during the period that the Shelf Registration Statement is effective or if as a result of a Suspension Event the Shelf Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the prospectus) not misleading, the Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Shelf Registration Statement until the Investor receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice from the Company that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company except (A) for disclosure to the Investor and its Affiliates’ respective Representatives who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential or (C) as required by Laws or subpoena. If so directed by the Company, the Investor will deliver to the Company or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Registrable Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Shares shall not apply (A) to the extent the Investor is required to retain a copy of such prospectus in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

Section 8.04.      Indemnification.

(a)                The Company shall indemnify and hold harmless, to the extent permitted by law, the Investor (to the extent a seller under the Shelf Registration Statement), its Affiliates, each person or entity who controls the Investor (within the meaning of the Securities Act), and each of its and their respective Representatives, to the extent permitted by Law, against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including reasonable and documented attorneys’ fees of one law firm (and any one applicable local counsel)) (collectively, “Losses”) caused by, based on or arising from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Shelf Registration Statement, prospectus included in any Shelf Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except to the extent the same are caused by or contained in any information or affidavit so furnished in writing to the Company by or on behalf of the Investor expressly for use therein; provided, however, that the indemnification contained in this Section 8.04(a) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs in connection with any offers or sales effected by or on behalf of the Investor in violation of this Agreement.

(b)                In connection with any Shelf Registration Statement in which the Investor is participating, the Investor shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Shelf Registration Statement or Prospectus and, shall indemnify and hold harmless the Company, its Affiliates, each person or entity who controls the Company (within the meaning of the Securities Act) and each of its and their respective Representatives, to the extent permitted by law, against any Losses caused by, based on or arising from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Shelf Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission was made (or not made, in the case of an omission) in reliance on, and in conformity with, any information or affidavit so furnished in writing by or on behalf of the Investor expressly for use therein; provided, however, that the liability of the Investor shall be limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation and provided, further, that the indemnification contained in this Section 8.04(b) shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)                Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of external legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the written consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)               The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party, its Affiliates, any controlling person (within the meaning of the Securities Act) or any of their respective Representatives and shall survive the transfer of the Placement Shares.

(e)                If the indemnification provided under this Section 8.04 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Investor under this Agreement shall be limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8.04(a), (b) and (c) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.04(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 8.04(e). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8.04(e) from any person or entity who was not guilty of such fraudulent misrepresentation.

Section 8.05.      If the Placement Shares acquired hereunder are either eligible to be sold (i) pursuant to an effective Shelf Registration Statement or (ii) without restriction under, and without the Company being in compliance with the current public information requirements of, Section 4(a)(1) of the Securities Act and Rule 144 under the Securities Act, then at the Investor’s request, the Company shall at its sole cost and expense use commercially reasonable efforts to cooperate with the Company’s transfer agent, including issuing any legend removal opinion required by the Company’s transfer agent, such that any remaining restrictive legend set forth on such Placement Shares will be removed in connection with a sale of such Placement Shares.

Section 8.06.      The rights and obligations granted to the Investor and the indemnification in this Article 8 shall be automatically assigned to any transferee of Registrable Shares that are transferred in a private placement and which Placement Shares continue to constitute Registrable Shares in the hands of such transferee. To the extent Registrable Shares are so transferred in a private placement and such Placement Shares continue to constitute Registrable Shares in the hands of such transferee, any reference in this Article 8 to “Investor” shall be treated as a reference to such transferee, and any such transferee of Registrable Shares that are so transferred in a private placement shall execute any joinder or other agreement or instrument that the Company reasonably requests in order to effectuate this provision.

Section 8.07.      Piggyback Registration.

(a)                Piggyback Rights. If, at any time the Company proposes to file a registration statement (the “Piggyback Registration Statement”) under the Securities Act with respect to an Underwritten Offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for the account of stockholders of the Company (or by the stockholders of the Company including, without limitation, pursuant to Section 8.01 hereof), then the Company shall give written notice of such proposed filing to the Investor as soon as practicable but not less than ten (10) Business Days before the anticipated filing date of such Piggyback Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters in such offering, and (B) offer to the Investor the opportunity to register the sale of such number of Registrable Shares as the Investor may request in writing within five (5) Business Days after receipt of such written notice (such registration, a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Shares to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Shares requested by the Investor pursuant to this Section 8.07 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Piggyback Registration and to permit the sale or other disposition of such Registrable Shares in accordance with the intended method(s) of distribution thereof. The Investor proposing to distribute its Registrable Shares through an Underwritten Offering under this Section 8.07 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

(b)               Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in a Piggyback Registration, in good faith, advises the Company and the Investor in writing that the dollar amount or number of shares of Common Stock as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Investor, taken together with (i) the Registrable Shares as to which registration has been requested pursuant to Section 8.07 hereof, and (ii) the shares of Common Stock, if any, as to which Registration has been requested pursuant to separate written contractual piggyback registration rights of other stockholders of the Company, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in any such Registration (A) first, Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Investor, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Shares of the Investor exercising its rights to register its Registrable Shares pursuant to Section 8.07(a) and Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities (pro rata based on the respective number of Registrable Shares that each stockholder holds prior to such Underwritten Registration), which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities.

(c)                Piggyback Registration Withdrawal. The Investor shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written (which may be via e-mail) notification to the Company and the Underwriter or Underwriters of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Piggyback Registration Statement filed with the SEC with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Piggyback Registration Statement filed with the SEC in connection with a Piggyback Registration at any time prior to the effectiveness of such Piggyback Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 8.07(c).

(d)               Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 8.07 hereof shall not be counted as a Registration pursuant to Section 8.01 hereof.

Section 8.08.      Expenses. The Company shall pay all reasonable and documented Registration Expenses in connection with a Shelf Registration Statement or a Piggyback Registration, whether or not any sale is made pursuant to such Shelf Registration Statement or Piggyback Registration.

Article 9
Miscellaneous

Section 9.01.      Amendments; Waivers. Subject to compliance with applicable Law, this Agreement may be amended or supplemented in any and all respects only by written agreement of the parties hereto.

Section 9.02.      Extension of Time, Waiver, Etc. The Company and the Investor may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the Company or the Investor in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder or under the Second Vehicle Production Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 9.03.      Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto.

Section 9.04.      Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this Agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this Agreement will constitute due and sufficient delivery of such counterpart.

Section 9.05.      Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Second Vehicle Production Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.

Section 9.06.      Governing Law; Jurisdiction. (a)  This Agreement and all matters, claims or legal actions or proceedings (whether at law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

(b)               All legal actions or proceedings arising out of or relating to this Agreement shall be heard and determined in the courts of the State of New York located in the City and County of New York, Borough of Manhattan, or if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such legal action or proceeding and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such legal action or proceeding. Each party hereto agrees that service of process upon such party in any legal action or proceeding arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 9.09. The parties hereto agree that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

Section 9.07.      Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, might not be an adequate remedy, might occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to cause the Closing to occur, and that time is of the essence. Subject to the determination of a court of competent jurisdiction, the parties acknowledge and agree that (a) the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including, for the avoidance of doubt, the right of the Company to cause any Placement to be consummated on the terms and subject to the conditions set forth in this Agreement) in the courts described in Section 9.06, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Investor would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.07 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 9.08.      WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (c) IT MAKES SUCH WAIVER VOLUNTARILY AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9.08.

Section 9.09.      Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed, or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)	If to the Company, to it at:

Lucid Group, Inc.
7373 Gateway Boulevard
Newark, CA 94560
Attention: Legal Department
E-mail:       Legal@lucidmotors.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue
Palo Alto, CA 94301
Attention: Thomas J. Ivey
Brian D. Paulson
E-mail: thomas.ivey@skadden.com
brian.paulson@skadden.com

If to the Investor, to it at:

SMB Holding Corporation
1725 3rd Street
San Francisco, California 94158
Attention: M&A Legal
E-mail: ma-notice@uber.com

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

2100 L Street, NW
Suite 900
Washington, D.C. 20037

Attention:      Justin R. Salon

H. Thomas Felix

E-mail:            justinsalon@mofo.com

tommyfelix@mofo.com

or to such other address or email address as such party may hereafter specify in writing to the other party hereto. All such notices, requests and other communications shall be deemed received (1) on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt, or (2) on the next succeeding Business Day in the place of receipt.

Section 9.10.      Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 9.11.      Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 9.12.      Interpretation. (a)  When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.

(b)               The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date set forth on Schedule 1 hereto.

LUCID GROUP, INC.

By:	/s/ Taoufiq Boussaid
	Name:	Taoufiq Boussaid
	Title:	Chief Financial Officer

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date set forth on Schedule 1 hereto.

SMB HOLDING CORPORATION

By:	/s/ Brian Kuntz
	Name:	Brian Kuntz
	Title:	President

[Signature Page to Subscription Agreement]

SCHEDULE 1

Date of Agreement: April 14, 2026

Number of Placement Shares: 24,038,462

Purchase Price per Placement Share: $8.32

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